As filed with the Securities and Exchange Commission on November 30, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DIAMONDBACK ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-4502447 (I.R.S. Employer Identification No.)
500 West Texas, Suite 100
Midland, Texas 79701
(432) 221-7400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Teresa L. Dick
Executive Vice President, Chief Accounting Officer and Assistant Secretary
515 Central Park Drive, Suite 500
Oklahoma City, Oklahoma 73105
(405) 463-6900:
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Sean T. Wheeler, P.C.
Michael W. Rigdon
Kirkland & Ellis LLP
609 Main Street
Houston, TX 77002
(713) 836-3600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus
Up to 5,920,818 Shares
Diamondback Energy, Inc.
Common Stock
This prospectus relates to the proposed resale from time to time of up to 5,920,818 shares of our common stock, par value $0.01 per share (the “common stock”). Designees of FireBird Energy LLC (“FireBird”) identified herein (the “selling stockholders”) acquired these shares from us on November 30, 2022 in connection with the closing of our acquisition of certain assets under the terms of the purchase and sale agreement (the “Purchase and Sale Agreement”), dated as of October 11, 2022, by and among us, our wholly owned subsidiary Diamondback E&P LLC and FireBird.
The selling stockholders may offer and sell or otherwise dispose of their shares of our common stock described in this prospectus from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of their shares of common stock.
We will not receive any proceeds from the sale of the shares by the selling stockholders.
Our common stock is listed on The NASDAQ Global Select Market under the symbol “FANG.” On November 29, 2022, the last reported sale price for our common stock was $146.74 per share. Our principal executive offices are located at 500 West Texas, Suite 100, Midland, Texas 79701, and our telephone number is (432) 221-7400.
Investing in our common stock involves risks. See “Risk Factors” beginning on page 2.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 30, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act), using a “shelf” registration process.
You should rely only on the information contained in this prospectus and in any applicable prospectus supplement, including any information incorporated by reference. Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate at any date other than as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the cover page of such documents.
The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.
When used in this prospectus or in any supplement to this prospectus, the terms “Diamondback Energy,” the “Company,” “we,” “our” and “us” refer to Diamondback Energy, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including documents incorporated by reference, contains forward-looking statements, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding our: future performance; business strategy; future operations (including drilling plans and capital plans); estimates and projections of revenues, losses, costs, expenses, returns, cash flow, and financial position; reserve estimates and our ability to replace or increase reserves; anticipated benefits of strategic transactions (including acquisitions and divestitures); and plans and objectives of management (including plans for future cash flow from operations and for executing environmental strategies) are forward-looking statements. When used in this prospectus or documents incorporated by reference therein, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to us are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although we believe that the expectations and assumptions reflected in our forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, forward-looking statements are not guarantees of future performance and our actual outcomes could differ materially from what we have expressed in our forward-looking statements.
Factors that could cause our outcomes to differ materially include (but are not limited to) the following:
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changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities;

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the impact of public health crises, including epidemic or pandemic diseases such as the COVID-19 pandemic, and any related company or government policies or actions;

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actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments;

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changes in general economic, business or industry conditions, including changes in foreign currency exchange rates, interest rates and inflation rates and concerns over a potential economic downturn or recession;

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regional supply and demand factors, including delays, curtailment delays or interruptions of production, or governmental orders, rules or regulations that impose production limits;

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federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations;

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physical and transition risks relating to climate change;

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restrictions on the use of water, including limits on the use of produced water and a moratorium on new produced water well permits recently imposed by the Texas Railroad Commission in an effort to control induced seismicity in the Permian Basin;

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significant declines in prices for oil, natural gas, or natural gas liquids, which could require recognition of significant impairment charges;

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changes in U.S. energy, environmental, monetary and trade policies;

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conditions in the capital, financial and credit markets, including the availability and pricing of capital for drilling and development operations and our environmental and social responsibility projects;

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challenges with employee retention and an increasingly competitive labor market due to a sustained labor shortage or increased turnover caused by the COVID-19 pandemic;

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changes in availability or cost of rigs, equipment, raw materials, supplies, oilfield services;

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changes in safety, health, environmental, tax, and other regulations or requirements (including those addressing air emissions, water management, or the impact of global climate change);

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security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or from breaches of information technology systems of third parties with whom we transact business;

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lack of, or disruption in, access to adequate and reliable transportation, processing, storage, and other facilities for our oil, natural gas, and natural gas liquids;

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failures or delays in achieving expected reserve or production levels from existing and future oil and natural gas developments, including due to operating hazards, drilling risks, or the inherent uncertainties in predicting reserve and reservoir performance;

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our ability to identify, complete and effectively integrate acquisitions of properties or businesses, including our recent acquisition of certain assets from FireBird Energy LLC, as well as our anticipated synergies and cost savings from these transactions;

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difficulty in obtaining necessary approvals and permits;

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severe weather conditions;

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acts of war or terrorist acts and the governmental or military response thereto;

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changes in the financial strength of counterparties to our credit agreement and hedging contracts;

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changes in our credit rating;

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the risk factors discussed in Item 1A of Part I of our Annual Report on Form 10-K incorporated by reference into this prospectus; and

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the risk factors discussed in Item 1A of Part II of our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2022, June 30, 2022 and September 30, 2022 incorporated by reference into this prospectus.

In light of these factors, the events anticipated by our forward-looking statements may not occur at the time anticipated or at all. Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time. We cannot predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements we may make. Accordingly, you should not place undue reliance on any forward-looking statements made or incorporate by reference in this prospectus. All forward-looking statements speak only as of the date of this prospectus supplement or, if earlier, as of the date they were made. We do not intend to, and disclaim any obligation to, update or revise any forward-looking statements unless required by applicable law.

OUR COMPANY
We are an independent oil and natural gas company currently focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. As of September 30, 2022, we have one reportable segment, the upstream segment.
Our principal executive offices are located at 500 West Texas, Suite 100, Midland, Texas, and our telephone number at that address is (432) 221-7400. Our website address is www.diamondbackenergy.com. Information contained on our website does not constitute part of this prospectus.
Recent Developments
FireBird Acquisition
On November 30, 2022, we acquired approximately 68,000 net acres in the Midland Basin and certain related oil and natural gas assets (the “FireBird Acquisition”) from FireBird Energy LLC (“FireBird”) under the terms of that certain purchase and sale agreement, dated as of October 11, 2022 (the “Purchase and Sale Agreement”), by and among us, our wholly owned subsidiary Diamondback E&P LLC (“Diamondback E&P”) and FireBird. Consideration for the FireBird Acquisition consisted of approximately $787 million in cash paid to FireBird and the issuance of an aggregate of 5,920,818 shares of our common stock to certain designees of FireBird (collectively, the “selling stockholders”). We funded the cash portion for the FireBird Acquisition with a combination of cash on hand, borrowings under our revolving credit facility and proceeds from a senior notes offering. The shares were issued in reliance upon the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) of the Securities Act as sales by an issuer not involving any public offering.
At the closing of the FireBird Acquisition, we entered into a registration rights agreement with the selling stockholders, dated as of November 30, 2022 (the “FireBird Registration Rights Agreement”), pursuant to which we agreed to file with the SEC, and use our reasonable best efforts to cause to be declared effective, a shelf registration statement registering for resale the shares of common stock issued in the FireBird Acquisition within five business days following the closing of the FireBird Acquisition. See “Selling Stockholders” for additional information.

RISK FACTORS
Investment in our common stock involves certain risks. You should carefully consider the factors disclosed in Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022, Part II, Item 1A. Risk Factors in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022, filed with the SEC on May 5, 2022 and August 3, 2022, respectively, and other factors discussed in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in subsequent filings we made with the SEC prior to the filing of this prospectus, including those incorporated by reference into this prospectus, before investing in our common stock. You should also consider similar information contained in any annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed by us with the SEC after the date of this prospectus before deciding to invest in our common stock. We will also include in any prospectus supplement a description of any other risk factors applicable to an offering contemplated by such prospectus supplement. Additional risks and uncertainties not known to us or that we view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. Please read “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
All of the shares of common stock covered by this prospectus are being offered and sold by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of the common stock by the selling stockholders. See “Selling Stockholders” and “Plan of Distribution” for additional information.

SELLING STOCKHOLDERS
We have prepared this prospectus to allow the selling stockholders identified below to offer and sell from time to time, in one or more offerings, up to an aggregate of 5,920,818 shares of our common stock for their own account. In connection with the FireBird Acquisition that was completed on November 30, 2022, 5,920,818 shares of our common stock were issued to the selling stockholders, subject to the terms and conditions of the Purchase and Sale Agreement.
At the closing of the FireBird Acquisition, we entered into the FireBird Registration Rights Agreement, pursuant to which we agreed, within five business days following the closing of the FireBird Acquisition, to file with the SEC, and use our reasonable best efforts to cause to be declared effective, a shelf registration statement registering for resale the shares issued in the FireBird Acquisition (the “FireBird Registration Statement”). We also agreed, subject to the termination provisions discussed below, to use our reasonable best efforts to keep such registration statement current and effective (or file a new shelf registration statement, if applicable, upon expiration of the preceding shelf registration statement) until such time as the Registrable Securities (as such term is defined in the FireBird Registration Rights Agreement) (i) have been distributed to the public pursuant to an offering registered under the Securities Act, (ii) have been distributed, or may legally be distributed without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1), to the public pursuant to Rule 144 (or any successor provision) under the Securities Act or (iii) have been transferred or sold to any person to whom the rights under the FireBird Registration Rights Agreement are not assigned in accordance with the FireBird Registration Rights Agreement. The FireBird Registration Statement and our obligations to keep the shelf registration statement effective will terminate upon the date when there shall no longer be any such Registrable Securities outstanding. Under the FireBird Registration Rights Agreement, the selling stockholders may request to sell all or any portion of their shares issued in the FireBird Acquisition in an underwritten offering that is registered pursuant to the shelf registration statement; provided, however, that the selling stockholders, in the aggregate, will be entitled to make a demand for a total of only one underwritten shelf takedown and only if the proceeds from the sale of such shares of common stock in such underwritten shelf takedown (before the deduction of underwriting discounts) are reasonably expected to exceed, in the aggregate, $100 million.
We have prepared this prospectus and the registration statement of which it is a part to fulfill our registration requirements under the FireBird Registration Rights Agreement with respect to an aggregate of 5,920,818 shares of our common stock beneficially owned by the selling stockholders.
Pursuant to the FireBird Registration Rights Agreement, we will pay all expenses relating to the registration, offering and listing of these shares, except that the selling stockholders will pay any underwriting fees, discounts and commissions, placement fees of underwriters, broker commissions, transfer taxes and certain attorney’s fees. Pursuant to the terms of the FireBird Registration Rights Agreement, we agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, and the selling stockholders have agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders expressly for use in this prospectus.
As used herein, the term “selling stockholder” includes the stockholders listed in the table below and certain affiliates and permitted transferees as set forth in the FireBird Registration Rights Agreement. This prospectus does not cover subsequent sales of common stock purchased from the selling stockholders identified in this prospectus.
The following table sets forth the maximum number of shares of our common stock that may be sold by each selling stockholder under the registration statement of which this prospectus forms a part. For purposes of the table below, we assume that the selling stockholders will sell all of their shares of common stock covered by this prospectus. We cannot predict when or in what amount the selling stockholders may sell any of the shares offered by the selling stockholders in this prospectus, if at all. The table also sets forth the name of each selling stockholder, the nature of any position, office or other material relationship which such selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock to be owned by such selling stockholder after completion of the offering.

We prepared the table based on information provided to us by the selling stockholders. We have not sought to verify such information. Additionally, the selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the selling stockholders may also change over time.
Except as otherwise indicated, the selling stockholders have sole voting and dispositive power with respect to such shares.
	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering(2)
Name of Selling Stockholder	Number	Percent(3)	Number	Number	Percent(3)
OTPPB FireBird LLC(4)	3,458,723	2.0%	3,458,723	—	—
RB FireBird LLC(5)	1,297,897	*	1,297,897	—	—
Other Stockholders(6)	1,164,198	*	1,164,198	—	—
Total	5,920,818	3.4%	5,920,818	—	—

*
Less than 1%

(1)
For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, the denominator used in calculating the beneficial ownership among our stockholders may differ.

(2)
Assumes the selling stockholders dispose of all of the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of our common stock.

(3)
Percentage of beneficial ownership is based upon 175,998,577 shares of common stock outstanding as of November 16, 2022. Because the selling stockholders are not obligated to sell any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number or percentage of shares of our common stock that will be held by the selling stockholders upon completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(4)
Consists of 3,458,723 shares of common stock held of record by OTPPB FireBird LLC, or OTPP FireBird, an indirect, wholly-owned subsidiary of Ontario Teachers’ Pension Plan Board, or OTPP. The address of OTPP FireBird is 3889 Maple Ave, Ste 600, Dallas, Texas 75219. The address of OTPP is 5650 Yonge Street, Toronto, Ontario M2M 4H5.

(5)
Consists of 1,297,897 shares of common stock held of record by RB FireBird LLC, or RB FireBird, which is managed by (a) RedBird Capital Partners Platform, LP, (b) RB EFO II DE AIV II, LP, (c) RB EFO II DE AIV I, LP, (d) RCP Energy Co-Invest I LP, and (e) RedBird Capital Partners GP Co-Invest I, LP (collectively, the RB FireBird Entities). Each of the general partners of the RB FireBird Entities are indirectly controlled by Gerald Cardinale, Managing Partner of RedBird Capital Partners Management LLC. Mr. Cardinale has authorized, via the RB FireBird Entities, Hunter Carpenter to act as President of RB FireBird, who has the authority to implement disposition decisions with respect to the shares of common stock that are held by or may be acquired by RB FireBird. Each of Gerald Cardinale and Hunter Carpenter expressly disclaims beneficial ownership of the shares of common stock that are held by or may be acquired by RB FireBird. The business address of RB FireBird is 667 Madison Avenue, 16th Floor, New York, New York 10065.

(6)
Includes approximately 25 other stockholders not otherwise listed above, none of which currently owns more than 0.15% of the Company’s common stock. Collectively, these stockholders own approximately 0.66% of the Company’s common stock.

DESCRIPTION OF CAPITAL STOCK
The following description of our common stock, certificate of incorporation and our bylaws are summaries thereof and are qualified by reference to our certificate of incorporation and our bylaws, copies of which have been filed with the SEC.
Authorized Capital Stock
As of the date of this prospectus, our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
Holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of the board of directors can elect all the directors to be elected at that time, and, in such event, the holders of the remaining shares will be unable to elect any directors to be elected at that time. Our certificate of incorporation denies stockholders any preemptive rights to acquire or subscribe for any stock, obligation, warrant or other securities of ours. Holders of shares of our common stock have no redemption or conversion rights nor are they entitled to the benefits of any sinking fund provisions.
In the event of our liquidation, dissolution or winding up, holders of shares of common stock shall be entitled to receive, pro rata, all the remaining assets of our company available for distribution to our stockholders after payment of our debts and after there shall have been paid to or set aside for the holders of capital stock ranking senior to common stock in respect of rights upon liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled.
Holders of record of shares of common stock are entitled to receive dividends when and if declared by the board of directors out of any assets legally available for such dividends, subject to both the rights of all outstanding shares of capital stock ranking senior to the common stock in respect of dividends and to any dividend restrictions contained in debt agreements. All outstanding shares of common stock and any shares sold and issued in this offering will be fully paid and nonassessable by us. As of November 16, 2022, there were 175,998,577 shares of our common stock outstanding.
Preferred Stock
Our board of directors is authorized to issue up to 10,000,000 shares of preferred stock in one or more series. The board of directors may fix for each series:
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the distinctive serial designation and number of shares of the series;

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the voting powers and the right, if any, to elect a director or directors;

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the terms of office of any directors the holders of preferred shares are entitled to elect;

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the dividend rights, if any;

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the terms of redemption, and the amount of and provisions regarding any sinking fund for the purchase or redemption thereof;

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the liquidation preferences and the amounts payable on dissolution or liquidation;

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the terms and conditions under which shares of the series may or shall be converted into any other series or class of stock or debt of the corporation; and

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any other terms or provisions which the board of directors is legally authorized to fix or alter.

We do not need stockholder approval to issue or fix the terms of the preferred stock. The actual effect of the authorization of the preferred stock upon your rights as holders of common stock is unknown until our board of directors determines the specific rights of owners of any series of preferred stock. Depending upon the rights granted to any series of preferred stock, your voting power, liquidation preference or other rights could be adversely affected. Preferred stock may be issued in acquisitions or for other corporate purposes. Issuance in connection with a stockholder rights plan or other takeover defense could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of our company. We currently have no outstanding preferred stock and have no present plans to issue any shares of preferred stock.
Related Party Transactions and Corporate Opportunities
Subject to the limitations of applicable law, our certificate of incorporation, among other things:
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permits us to enter into transactions with entities in which one or more of our officers or directors are financially or otherwise interested so long as it has been approved by our board of directors;

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permits certain of our stockholders, officers and directors, including our non-employee directors, to conduct business that competes with us and to make investments in any kind of property in which we may make investments; and

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provides that if certain of our officers or directors, including our non-employee directors, becomes aware of a potential business opportunity, transaction or other matter (other than one expressly offered to that director or officer solely in his or her capacity as our director or officer), that director or officer will have no duty to communicate or offer that opportunity to us, and will be permitted to communicate or offer that opportunity to any other entity or individual and that director or officer will not be deemed to have (i) acted in a manner inconsistent with his or her fiduciary duty to us or our stockholders regarding the opportunity or (ii) acted in bad faith or in a manner inconsistent with our best interests.

Anti-takeover Effects of Provisions of Our Certificate of Incorporation and Our Bylaws
Some provisions of our certificate of incorporation and our bylaws contain provisions that could make it more difficult to acquire us by means of a merger, tender offer, proxy contest or otherwise, or to remove our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms.
Undesignated preferred stock.   The ability to authorize and issue undesignated preferred stock may enable our board of directors to render more difficult or discourage an attempt to change control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in our best interest, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.
Stockholder meetings.   Our certificate of incorporation and bylaws provide that a special meeting of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or by a resolution adopted by a majority of our board of directors, assuming there are no vacancies.
Requirements for advance notification of stockholder nominations and proposals.   Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors, as well as procedures and other requirements addressing the universal proxy rules adopted by the SEC.
Stockholder action by written consent.   Our certificate of incorporation provides that, except as may otherwise be provided with respect to the rights of the holders of preferred stock, no action that is required or permitted to be taken by our stockholders at any annual or special meeting may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by our board. This provision, which may not be amended except by the affirmative vote of at least 66 2∕3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, makes it difficult for stockholders to initiate or effect an action by written consent that is opposed by our board.
Amendment of the bylaws.   Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our certificate of incorporation and bylaws grant our board the power to adopt, amend and repeal our bylaws at any regular or special meeting of the board on the affirmative vote of a majority of the directors, assuming there are no vacancies. Our stockholders may adopt, amend or repeal our bylaws but only at any regular or special meeting of stockholders by an affirmative vote of holders of at least 66 2∕3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
Removal of Director.   Our certificate of incorporation provides that members of our board of directors may only be removed by the affirmative vote of holders of at least 66 2∕3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
Amendment of the Certificate of Incorporation.   Our certificate of incorporation provides that, in addition to any other vote that may be required by law or any preferred stock designation, the affirmative vote of the holders of at least 66 2∕3% of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend, alter or repeal, or adopt any provision as part of our certificate of incorporation inconsistent with the provisions of our certificate of incorporation dealing with distributions on our common stock, related party transactions, our board of directors, our bylaws, meetings of our stockholders or amendment of our certificate of incorporation.
Additionally, an increase in the number of authorized shares of our common stock, could be used to make it more difficult to, or discourage an attempt to, obtain control of our company by means of a takeover bid that our board of directors determines is not in our best interests or the best interests of our stockholders. However, our board of directors does not intend or view the proposed increase in authorized common stock as an anti-takeover measure and did not propose the increase in response to any attempt or plan to obtain control of the company.
The provisions of our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Choice of Forum
Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, or the DGCL, or our certificate of incorporation or bylaws; or (iv) any action asserting a claim against us pertaining to internal affairs of our corporation. Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.
Listing
Our common stock is listed on The NASDAQ Global Select Market under the symbol “FANG.”

Transfer Agent and Registrar
Computershare Trust Company, National Association is the transfer agent and registrar for our common stock.

PLAN OF DISTRIBUTION
The selling stockholders, which term as used in this prospectus includes the selling stockholders listed in the table under the heading “Selling Stockholders” and the other permitted transferees, successors and assigns of the selling stockholders pursuant to the FireBird Registration Rights Agreement selling common stock covered by this prospectus received by such permitted transferees, successors and assigns after the date of this prospectus by operation of law, may, from time to time, sell, transfer or otherwise dispose of any or all of the common stock offered by this prospectus or any applicable prospectus supplement on any stock exchange, market or trading facility on which such common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling stockholders or by agreement between the selling stockholders and underwriters, broker-dealers or agents who may receive fees or commissions in connection with any such sale.
The selling stockholders may use any one or more of the following methods when disposing of the offered common stock:
•
sales on the Nasdaq Stock Market LLC or any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

•
an over-the-counter sale or distribution;

•
underwritten offerings;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades (which may involve crosses) in which the broker-dealer will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution and/or secondary distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
short sales effected after the date of this prospectus;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
broker-dealers may agree to sell a specified number of such common stock at a stipulated price per share;

•
through the distributions of the shares by any selling stockholder to its general or limited partners, members, managers affiliates, employees, directors or stockholders;

•
in option transactions;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

The selling stockholders may elect to make an in-kind distribution of their shares of common stock to their respective members, partners or stockholders. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through this registration statement.
The selling stockholders may also sell the shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if, when and to the extent such exemption is available to them at the time of such sale, rather than under this prospectus.
The selling stockholders also may transfer their shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell common stock from time to time under this prospectus, or, to the extent required under the applicable securities laws, under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act.
If the selling stockholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The selling stockholders and any underwriters, broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. In such event, any commissions received by such underwriters, broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock.
Pursuant to the FireBird Registration Rights Agreement, we will pay all expenses relating to the registration, offering and listing of these shares, except that the selling stockholders will pay any underwriting fees, discounts and commissions, placement fees of underwriters, broker commissions, transfer taxes and certain attorney’s fees. Pursuant to the terms of the FireBird Registration Rights Agreement, we agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, and the selling stockholders have agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders expressly for use in this prospectus.
Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
There can be no assurances that the selling stockholders will sell, nor are the selling stockholders required to sell, any or all of the securities offered under this prospectus.
To the extent required pursuant to the FireBird Registration Rights Agreement, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. If required, we may add permitted transferees, successors and donees by prospectus supplement in instances where the permitted transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus. Permitted transferees, successors and assigns of identified selling stockholders may not be able to use this prospectus for resales until they are named in the selling stockholders table by prospectus supplement or post-effective amendment. See “Selling Stockholders.”

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the common stock offered by this prospectus. This prospectus does not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement. We file reports, proxy and information statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. The registration statement, including all exhibits thereto and amendments thereof, has been filed electronically with the SEC.
You can also find our SEC filings on our website at www.diamondbackenergy.com. The information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that we later file with the SEC, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the SEC (except as indicated below with respect to Item 2.02 or Item 7.01 of Form 8-K):
•
our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2022;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 5, 2022, August 3, 2022 and November 8, 2022, respectively;

•
our Current Reports on Form 8-K filed with the SEC on March 9, 2022, March 17, 2022, March 24, 2022, May 16, 2022, June 7, 2022, June 14, 2022, July 11, 2022 (except for Item 7.01), October 3, 2022, October 12, 2022, October 20, 2022, October 28, 2022, November 7, 2022 (except for Item 2.02) and November 21, 2022; and

•
the description of our common stock contained in Exhibit 4.6 to our Registration Statement on Form S-8, File No. 333-257561, filed with the SEC on June 30, 2021.

In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein) after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 of the Exchange Act with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus or any prospectus supplement, unless otherwise indicated on such Form 8-K.
We will furnish without charge to you, on written or oral request, a copy of any documents incorporated by reference, including any exhibits to such documents. You should direct any requests for documents to Teresa L. Dick, Executive Vice President, Chief Accounting Officer and Assistant Secretary, Diamondback Energy, Inc., 515 Central Park Drive, Suite 100, Oklahoma City, Oklahoma 73105; telephone: (405) 463-6900.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

LEGAL MATTERS
The validity of the common stock to be offered hereby by the selling stockholders will be passed upon by counsel named in the applicable prospectus supplement. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
Information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, future production and income attributable to certain leasehold and royalty interests of Diamondback Energy, Inc. is based upon estimates of such reserves, future production and income prepared by Ryder Scott Company, L.P., an independent petroleum engineering firm, as of December 31, 2021, 2020 and 2019. This information is incorporated by reference in this prospectus in reliance upon the authority of such firm as experts in these matters.
Information incorporated by reference in this prospectus regarding estimated quantities of proved reserves, future production and income attributable to certain royalty interests of Viper Energy Partners LP, a subsidiary of Diamondback Energy, Inc., is based upon estimates of such reserves, future production and income prepared by Ryder Scott Company, L.P., an independent petroleum engineering firm, as of December 31, 2021, 2020 and 2019. This information is incorporated by reference in this prospectus in reliance upon the authority of such firm as experts in these matters.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
SEC registration fee	$94,250
Legal fees and expenses	100,000*
Accounting fees and expenses	50,000*
Printing expenses	10,000*
Miscellaneous expenses	25,000*
FINRA filing fee	(1)
Total	$279,250*(1)

*
Except for the SEC registration fee, all amounts listed in the tables relate to the estimated expenses of registering the shares of common stock for resale by the selling stockholders under the registration statement of which this prospectus forms a part. The estimated expenses of any offerings under this registration statement are not presently known, but the foregoing represents the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with any offering of securities under the registration statement. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under the registration statement.

(1)
The additional estimated amounts, if any, of fees and expenses to be incurred in connection with any offering of the securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
Limitation of Liability
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability:
•
for any breach of the director’s duty of loyalty to the company or its stockholders;

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for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•
in respect of certain unlawful dividend payments or stock redemptions or repurchases; and

•
for any transaction from which the director derives an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, Section 9.1 of our amended and restated certificate of incorporation, as amended by subsequent amendments and collectively referred to herein as our certificate of incorporation, provides that that no director shall be personally liable to us for any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.
If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retrospective basis.
Indemnification under Certificate of Incorporation and Bylaws
Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
Our certificate of incorporation provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification and advancement of expenses.
The right to indemnification conferred by our certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined by final judicial decision that such person is not entitled to be indemnified for such expenses under our certificate of incorporation or otherwise.
The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our certificate of incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than those specifically covered by our certificate of incorporation.
Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our certificate of incorporation. In addition, our bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
Indemnification Agreements with Our Directors and Executive Officers
We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.
Indemnification and Insurance under the Merger Agreement with QEP Resources, Inc. (“QEP”)
We and the surviving corporation in the merger have agreed to, jointly and severally, indemnify, defend and hold harmless certain officers, directors and employees of QEP and its subsidiaries (the “indemnified persons”) against costs and liabilities (including attorneys’ and other professionals’ fees and expenses), arising, in whole or in part, out of the fact that such person is or was a director, officer or employee of QEP or any of its subsidiaries, a fiduciary under any QEP plan or any employee benefit plan of QEP’s its subsidiaries or is or was serving at the request of QEP or any of its subsidiaries as a director, officer, employee or agent of another entity or by reason of anything done or not done by such person in any such capacity, whether pertaining to any act or omission occurring or existing prior to or at, but not after, the effective time of the merger (such liabilities, the “indemnified liabilities”), including all indemnified liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the merger agreement or the transactions contemplated by the merger agreement, in each case to the fullest extent such person is entitled to indemnification (including an advance of expenses) by QEP as of December 20, 2020 (whether pursuant to QEP’s organizational documents, pursuant to contract or under applicable law).
We and the surviving corporation in the merger have agreed that any amendment, repeal or other modification of any provision in the organizational documents of the surviving corporation or any of its subsidiaries in any manner that would adversely affect the rights thereunder of any indemnified person to indemnification, exculpation and advancement in respect of the indemnified liabilities shall not be enforceable against the indemnified persons except to the extent required by applicable law, and then only to the minimum extent required by law, shall be prospective only, shall not limit or eliminate any such right with respect to any claim or action involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, repeal or modification, and shall be disregarded for purposes of determining the rights of indemnified persons in respect of indemnified liabilities. We have agreed to, and will cause the surviving corporation to, fulfill and honor any indemnification, expense advancement or exculpation agreements between QEP or any of its subsidiaries and any of its directors, officers, employees or agents existing and in effect prior to December 20, 2020.
We and the surviving corporation in the merger will cause to be put in place, and we will fully prepay immediately prior to the effective time of the merger, customary “tail” insurance policies with a claims period of at least six years and in an amount and scope at least as favorable as QEP’s existing policies with respect to matters, acts or omissions existing or occurring at or prior to, but not after, the effective time of the merger. In no event will the aggregate cost of the directors’ and officers’ liability insurance exceed during the tail period 400% of the current aggregate annual premium paid by QEP for such purpose existing or occurring at or prior to, but not after, the effective time of the merger.
Indemnification and Insurance under the Merger Agreement with Rattler Midstream LP (“Rattler”)
The merger agreement with Rattler provides that, from and after the effective time of the merger, to the fullest extent permitted under applicable laws, we will, and will cause Rattler (as the surviving entity of the merger) to, (i) indemnify and hold harmless against any reasonable cost or expenses (including reasonable attorneys’ fees and all other reasonable costs, expenses and obligations), judgments, fines, losses, claims, damages or liabilities, penalties and amounts paid in settlement in connection with any actual or threatened legal proceeding, and provide advancement of expenses with respect to each of the foregoing to any person who is now, or has been or becomes at any time prior to the effective time of the merger, an officer, director or employee of us, Rattler, Rattler’s general partner, Diamondback E&P LLC or any of their respective subsidiaries; and (ii) honor the provisions regarding elimination of liability of officers and directors, indemnification of officers, directors and employees and advancement of expenses contained in the organizational documents of Rattler and Rattler’s general partner immediately prior to the effective time of the merger and ensure that the organizational documents of Rattler and Rattler’s general partner or any of their respective successors or assigns, if applicable, will for a period of six years following the effective time of the merger, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers and employees of Rattler and Rattler’s general partner than are presently set forth in such organizational documents. In addition, Rattler (as the surviving entity of the merger), or we, on behalf of Rattler if we, in our sole discretion, so elect, will maintain in effect for six years following the effective time of the merger Rattler’s current directors’ and officers’ liability insurance policies covering acts or omissions occurring at or prior to the effective time of the merger with respect to any person who is now, or has been or becomes at any time prior to the effective time of the merger, an officer, director or employee of us, Rattler, Rattler’s general partner, Diamondback E&P LLC or any of their respective subsidiaries, provided that in no event will Rattler or we, as applicable, be required to expend more than an amount per year equal to 300% of current annual premiums paid by Rattler for such insurance.
Other Indemnification Provisions
We may enter into an Underwriting Agreement in connection with a specific offering under which the underwriters will be obligated, under certain circumstances, to indemnify our directors and officers against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of Underwriting Agreement to be filed as an Exhibit 1.1 or 1.2 to our Current Report on Form 8-K in connection with a specific offering.
Item 16.   Exhibits.
The Exhibit Index filed herewith and appearing immediately before the signature page hereto is incorporated by reference in this Item 16, and the exhibits listed therein are filed as a part of this registration statement.
Item 17.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Diamondback Energy, Inc.
Exhibit Index
The following is a list of exhibits filed as a part of this registration statement.
Exhibit Number	Description
1.1#	Form of Underwriting Agreement.
2.1+	Agreement and Plan of Merger, dated as of December 20, 2020, by and among Diamondback Energy, Inc., Bohemia Merger Sub, Inc. and QEP Resources, Inc. (incorporated by reference to Exhibit 2.1 to the Form 8-K, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on December 21, 2020).
2.2+	Agreement and Plan of Merger, dated as of May 15, 2022, by and among Diamondback Energy, Inc., Rattler Midstream GP LLC, Bacchus Merger Sub Company and Rattler Midstream LP (incorporated by reference to Exhibit 2.1 to the Form 8-K, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on May 16, 2022).
3.1	Amended and Restated Certificate of Incorporation of Diamondback Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Form 10-Q, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on November 16, 2012).
3.2	Certificate of Amendment No. 1 of the Amended and Restated Certificate of Incorporation of Diamondback Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on December 12, 2016).
3.3	Certificate of Amendment No. 2 of the Amended and Restated Certificate of Incorporation of Diamondback Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on June 8, 2021).
3.4	Third Amended and Restated Bylaws of Diamondback Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K, File No. 001-35700, filed by Diamondback Energy, Inc. with the SEC on October 3, 2022).
4.1	Description of Diamondback Energy, Inc.’s Securities (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-8, File No. 333-257561, filed by Diamondback Energy, Inc. with the SEC on June 30, 2021).
4.2	Specimen certificate for shares of common stock, par value $0.01 per share, of Diamondback Energy, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to the Registration Statement on Form S-1, File No. 333-179502, filed by Diamondback Energy, Inc. with the SEC on August 20, 2012).
5.1*	Opinion of Kirkland & Ellis LLP as to the validity of Diamondback Energy, Inc.’s common stock being registered.
21.1*	Subsidiaries of Diamondback Energy, Inc.
23.1*	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).
23.2*	Consent of Grant Thornton LLP with respect to Diamondback Energy, Inc.’s financial statements.
23.3*	Consent of Ryder Scott Company, L.P. with respect to the Diamondback Energy, Inc. reserve report.
23.4*	Consent of Ryder Scott Company, L.P. with respect to the Viper Energy Partners LP reserve report.
24.1*	Powers of Attorney (included on signature pages hereto).
107*	Calculation of Filing Fee Table.

*
Filed herewith.

#
To be filed, if applicable, by a post-effective amendment to this Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K.

+
The schedules (or similar attachments) referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Midland, Texas on the 30th day of November, 2022.
DIAMONDBACK ENERGY, INC.
By:
/s/ Kaes Van’t Hof

Kaes Van’t Hof,
President and Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Travis D. Stice, Kaes Van’t Hof, Teresa L. Dick and Matt Zmigrosky, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of November, 2022.
NAME	TITLE
/s/ Travis D. Stice Travis D. Stice	Chief Executive Officer (principal executive officer), Chairman of the Board (Director)
/s/ Kaes Van’t Hof Kaes Van’t Hof	President and Chief Financial Officer (principal financial officer)
/s/ Teresa L. Dick Teresa L. Dick	Executive Vice President, Chief Accounting Officer and Assistant Secretary (principal accounting officer)
/s/ Steven E. West Steven E. West	Director
/s/ Vincent K. Brooks Vincent K. Brooks	Director
/s/ Michael P. Cross Michael P. Cross	Director
/s/ David L. Houston David L. Houston	Director
/s/ Stephanie K. Mains Stephanie K. Mains	Director
/s/ Mark L. Plaumann Mark L. Plaumann	Director

NAME	TITLE
/s/ Melanie M. Trent Melanie M. Trent	Director
/s/ Rebecca A. Klein Rebecca A. Klein	Director
/s/ Frank D. Tsuru Frank D. Tsuru	Director